As filed with the Securities and Exchange Commission on January 2, 2026

Registration No. 333-289612

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAO SYNERGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1585656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Weinstein

Chief Financial Officer

TAO Synergies Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Daniel A. Bagliebter, Esq.

Jeffrey D. Cohan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 2, 2026

PROSPECTUS

TAO Synergies Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “TAOX.” On December 31, 2025, the last reported sale price of our common stock was $3.68 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of December 26, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $31,135,451.49, based on 7,257,681 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $4.29 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on December 26, 2025 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we offered and sold $1,793,000 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “TAO Synergies,” “the Company,” “we,” “us,” “our” and similar terms refer to TAO Synergies Inc. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

For the definitions of general cryptocurrency terms and terms specific to Bittensor TAO used in this prospectus, refer to the glossary beginning on page 18 of this prospectus.

Overview

On June 9, 2025, in connection with our previously announced exploration of strategic opportunities, we announced the launch of a differentiated cryptocurrency treasury strategy focused on the pure play artificial intelligence (AI) crypto coin, TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI. We seek to stake TAO for revenue generation and capital appreciation, a strategy that underscores our mission to create significant value for shareholders.

In addition, we established a Bryostatin Development Committee consisting of members of the Board, to find third-party funding for the Company’s Bryostatin-1 assets.

On June 25, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State for the State of Delaware, effective June 26, 2025, to change the name of the Company from “Synaptogenix, Inc.” to “TAO Synergies Inc.” Additionally, the ticker symbol for the Company’s common stock on The Nasdaq Capital Market was changed from “SNPX” to “TAOX.”

Background on TAO and Bittensor

Bittensor is a public Layer 1 blockchain, called Subtensor, built with the Substrate framework and organized into independent “subnets” where miners produce digital commodities (commonly AI outputs) and validators evaluate them. On chain, an algorithm named Yuma Consensus aggregates validators’ rankings of miners to compute emissions (new tokens minted by the protocol) for miners, validators, stakers, and subnet creators. This incentive mechanism is widely referred to in project materials as “Proof-of-Intelligence.” TAO is the Network’s native token and is used to pay transaction fees, incentivize subnet participants, and for staking.

As of August 15, 2025, TAO’s circulating supply was approximately 9,597,491 tokens with a market capitalization of approximately $3.5 billion, according to publicly available sources. The lifecycle of TAO follows a supply schedule. Approximately one block is produced every ~12 seconds, with 1 TAO per block minted before the first halving (about 7,200 TAO/day), and halving occurs when 10.5 million TAO have been emitted. TAO has a hard cap of 21,000,000 tokens. Under the February 13, 2025 Dynamic TAO (dTAO) upgrade, newly issued TAO is first routed to subnets according to market set subnet prices, and staking into a subnet exchanges TAO for that subnet’s alpha token. Exits convert alpha back to TAO at the prevailing pool rate, so outcomes are price sensitive. The Bittensor blockchain does not impose protocol-enforced delays (unbonding periods) in accessing unstaked TAO.

The initial Bittensor mainnet “Kusanagi” launched in January 2021, was followed by the “Nakamoto” upgrade in November 2021, then a fork to the current “Finney” chain on March 20, 2023. Subnets went live on October 2, 2023. Governance has transitioned to a bicameral model in which a Triumvirate (employees of the Opentensor Foundation) authors proposals and a Senate (the top delegate hotkeys by stake) must approve the proposals prior to implementation.

Our Cryptocurrency Asset Strategy

In June 2025, we adopted a differentiated cryptocurrency treasury strategy focused on the pure play artificial intelligence (AI) crypto coin, TAO, the native cryptocurrency of Bittensor. Bittensor is a decentralized blockchain network for machine learning and AI. This was a shift from our prior approach of holding excess cash primarily in FDIC-insured interest-bearing accounts. The change to adopt this strategy results from our intention to obtain the highest yield on excess cash. We seek to stake TAO for revenue generation and capital appreciation, a strategy that underscores our mission to create significant value for shareholders.

Our Board has adopted a long-only TAO accumulation policy under which we allocate substantial portions of our excess cash to purchase TAO with the objective of maximizing tokens per share. As of September 10, 2025, approximately 88% of our treasury holdings were invested in TAO, and our current plan is to continue allocating substantial portions of our excess cash to TAO without a formal cap on the percentage of treasury invested. We do not currently hedge our TAO exposure and have no diversification strategy into other crypto assets; we are a long-only TAO holder. However, we are exploring the potential implementation of hedging strategies to manage risks associated with digital asset price volatility; we have not implemented any hedging strategies to date, and there can be no assurance that any such strategies will be implemented or, if implemented, effective.

Although a liquid market for TAO exists, we have not monetized (i.e., sold) any TAO to date. All TAO is staked as soon as trade settlement permits, and we currently spread staking between two staking providers – tao5 and Yuma. Currently, we only engage in TAO staking. In the future, we may explore additional yield-enhancement strategies, including participation in TAO subnets. Any such activity would likely be undertaken with a third-party partner possessing substantial subnet expertise.

Our Staking Program

We stake our TAO tokens, with the percentage staked varying based on various liquidity and operational considerations, and review this allocation periodically. All staking services are provided through BitGo pursuant to the terms of a Custodial Services Agreement (“CSA”) and the BitGo Staking & Delegation Services Terms (collectively, the “Staking Terms”) which are described below under the heading “Use of Custodians and Storage of TAO Tokens.” In addition, we have entered into a non-custodial Staking & Delegation Technology Services Agreement with Yuma Validator, LLC (the “Yuma Agreement”) under which Yuma operates a validator for root subnet staking on the Bittensor network. Yuma does not custody our TAO or any rewards. For 18 months following the effective date of that agreement, we are required to delegate at least 90% of TAO subject to root subnet staking to a Yuma validator.

Process of Staking

The Custodian currently supports staking TAO to the tao5 and Yuma validators pursuant to its Staking Terms. Under these terms, the Custodian or its designated third-party providers, with input from the Company, stake delegated TAO, and exercise any validation rights and voting rights (which do not include protocol governance or voting rights), and distribute net rewards subject to validator service fees. The Bittensor blockchain does not impose protocol-enforced delays or unbonding periods. We do not currently engage in subnet staking or participate in AMM pools, but may do so in the future. Yuma’s role is non-custodial, and its commission rate pursuant to the Yuma Agreement is the publicly posted validator commission on the Bittensor blockchain and may change from time to time.

The Bittensor Network

Bittensor is a public Layer 1 blockchain, called Subtensor, built with the Substrate framework and organized into independent “subnets” where miners produce digital commodities (commonly AI outputs) and validators evaluate them. On chain, an algorithm named Yuma Consensus aggregates validators’ rankings of miners to compute emissions (new tokens minted by the protocol) for miners, validators, stakers, and subnet creators. This incentive mechanism is widely referred to in project materials as “Proof-of-Intelligence.” TAO is the Network’s native token and is used to pay transaction fees, incentivize subnet participants, and for staking.

Validators

We rely on the Custodian to facilitate our staking activities with respect to TAO tokens. Through its staking services, the Custodian holds and stakes our TAO through its selected validators tao5 and Yuma.

All miner-performance validation in Bittensor occurs within subnets; block/transaction validation occurs on the Subtensor blockchain. Each subnet independently produces the digital commodities that are its focus, with the subnet creator defining an incentive mechanism for validators to use in judging miners’ work. Validators apply this incentive mechanism to miners, score their performance, and submit these weights to the Bittensor blockchain. These validator scores are then used by the Yuma Consensus algorithm to determine the proportion of the subnet’s emissions that should be allocated to each miner.

Each validator submits its rankings of miners it has evaluated to the Bittensor blockchain. The algorithm then considers all these rankings and seeks to identify which validators appear to provide the most reliable evaluations. Validators whose rankings appear to consistently align with those of other validators should gain more influence in the system, while validators that submit less reliable evaluations are expected to lose influence.

How We Earn Staking Rewards

As holders of TAO tokens we can stake any amount of the liquidity we hold to a validator. Also known as “delegation”, staking supports validators, because their total stake in the subnet, including stake delegated to them by others, determines their consensus power and their share of emissions. After the validator extracts their take, the remaining emissions are credited back to us in proportion to our stake with that validator. We stake TAO tokens through arrangements facilitated and managed by the Custodian and its selected validators, tao5 and Yuma (together, the “Validators”). For a further discussion of the risks related to staking, see “Risk Factors—Risks Related to Staking” elsewhere in this prospectus.

Use of Custodians and Storage of TAO Tokens

In June 2025, we entered into a Custodial Services Agreement (“CSA”) with BitGo Trust Company, Inc. (the “Custodian”), which is a South Dakota-chartered trust company regulated under § 51A-6A-1(12A) of the South Dakota Banking Law and licensed to act as a custodian, for a six-month initial term with automatic six-month renewals unless terminated. Termination may occur for convenience with 60 days’ prior written notice or for breach with 30 days’ notice. Assets held under the agreement are generally maintained in segregated custodial accounts, separate from the Custodian’s own assets and other clients’ assets per the CSA. Access to the Company’s custodial account holding TAO is generally limited to persons designated by us through the Custodian’s user interface. The Custodian provides quarterly electronic account statements and, upon request, will confirm asset holdings. To value TAO held in our account, the Custodian electronically obtains USD equivalent prices from digital asset market data with amounts rounded up to the seventh decimal place to the right. Insurance coverage is maintained by the Custodian is described further below.

In June 2025, we also entered into a Master Purchase Agreement (“MPA”) with BitGo Prime LLC (the “Prime Broker”), which is a Delaware limited liability company, to facilitate digital asset trading through the Prime Broker’s proprietary electronic trading system. The agreement operates on a principal-to-principal basis, with each party acting for its own account and not as agent or fiduciary to the other party. All transactions are settled through, and custodied at, the Custodian under the CSA described herein. Access to the Company’s trading account is generally restricted to users it designates. The Prime Broker uses the Custodian’s balance inquiry functionality to verify the existence of sufficient assets before executing trades. The MPA terminates automatically upon termination of the CSA, and the Prime Broker reserves the right to suspend or modify services at its discretion.

The TAO Daily

On September 22, 2025, we announced the launch of The TAO Daily, our comprehensive media, news, and insight platform dedicated to Bittensor (TAO) and the TAO ecosystem. The TAO Daily platform aims to highlight the Bittensor ecosystem developments and provide transparency into the rapidly growing world of decentralized AI. The platform also aims to centralize resources useful to TAO users and investors. Additionally, a new podcast, The TAO Pod, is hosted by James Altucher and Joseph Jacks, well-known TAO ecosystem leader and crypto treasury advisor to the Company.

Implication of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

•	we may reduce our executive compensation disclosure;

•	we may present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	we may avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	we may not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this Prospectus of the reduced reporting requirements described above with respect to compensation disclosure requirements and selected financial data. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have not elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company.”

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Corporate Information and History

We were incorporated in the State of Delaware on October 31, 2012 as “Neurotrope Bioscience, Inc.” On August 23, 2013, Neurotrope Acquisition, Inc., a wholly owned subsidiary of Neurotrope, merged with and into us. We were the surviving corporation in this merger and became a wholly owned subsidiary of Neurotrope. On December 7, 2020, Neurotrope completed the complete legal and structural separation of Synaptogenix, Inc. from Neurotrope. On June 26, 2025, the Company changed its legal name from Synaptogenix, Inc. to TAO Synergies Inc.

Our principal executive offices are located at 1185 Avenue of the Americas, 3rd Floor, New York, New York, and our telephone number is (973) 242-0005. Our website is located at www.taosynergies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be made available free of charge on our website as soon as reasonably practicable after we electronically file these materials with, or furnish it to, the SEC on their website located at www.sec.gov. The information contained on, or that can be accessed through, our website is not a part of this registration statement. We have included our website address in this prospectus solely as an inactive textual reference.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. Furthermore, these factors represent risks and uncertainties that could cause actual results to differ materially from those implied by forward-looking statements. Accordingly, in evaluating our business, we encourage you to consider the following discussion of risk factors, in its entirety, in addition to other information contained in our Quarterly Report on Form 10-Q and our other public filings with the SEC. The following risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

We may seek to raise additional capital in the future to support our digital asset treasury strategy, including the acquisition of TAO, and we cannot predict the timing of any such financing.

We may pursue additional financing to support our digital asset treasury strategy, which may involve acquiring, holding, or managing TAO, as part of our corporate treasury operations. These financing activities could include the issuance of equity or equity-linked securities in public offerings, as well as issuing equity or equity-linked securities in exchange for TAO, which may result in substantial dilution to existing stockholders. The timing, amount, and terms of any such financing will depend on market conditions and our strategic objectives, and we cannot predict when or if such financing will occur. Any such financing may not be available on favorable terms, or at all.

In addition, the value and volatility of digital assets like TAO may require us to maintain higher levels of liquidity or collateral, potentially increasing our need for capital. If we issue additional shares or securities convertible into or exercisable for shares of our common stock, our existing stockholders may experience dilution of their ownership interests, and the market price of our common stock may decline. There can be no assurance that any future financing will be available on acceptable terms, or at all, and any inability to raise capital when needed could adversely affect our financial condition and strategic initiatives.

Our financial results are heavily dependent on TAO, significantly increasing our exposure to crypto asset market volatility, valuation uncertainty, and concentrated credit risks.

Our holdings in crypto assets are focused on TAO, which subjects us to heightened risks related to asset concentration and market volatility. A substantial decline in demand for TAO, if not offset by interest in other assets, would materially and adversely impact our revenues and overall financial performance. This concentration also amplifies our vulnerability to downturns in the broader crypto market, exposing us to outsized losses, asset write-downs, liquidity constraints, and difficulties in meeting collateral obligations.

Moreover, a significant percentage of the TAO tokens in circulation is concentrated among a relatively small number of holders, including network validators, early participants, and large-scale staking entities. This concentration increases the risk that a small number of parties could exert outsized influence over governance decisions, validator selection, network upgrades, and the market for TAO. If large holders were to coordinate, they could act in ways that disadvantage us or smaller participants, including by influencing the direction of protocol development, restricting access to certain subnets, or taking positions that destabilize the market price of TAO. Concentrated ownership also heightens the risk of large, sudden dispositions of TAO, which could adversely affect liquidity and price stability. Any of these developments could impair our ability to rely on the Bittensor network, reduce the value of its holdings, or otherwise adversely affect its business, financial condition, and results of operations.

Additionally, accurately valuing crypto assets, including TAO, can be challenging, especially during periods of market stress. Crypto assets trade globally across numerous exchanges, many of which are lightly regulated, causing significant price volatility and disparities across trading venues. The absence of a centralized market or definitive closing price means valuations can be unreliable or temporarily distorted due to liquidity shortages, market disruptions, or manipulation. Such valuation uncertainties complicate the accurate determination of our financial position and make it difficult for auditors to verify our asset values.

Moreover, new accounting standards requiring adjustments to how we mark crypto assets to market values could introduce substantial fluctuations in our reported earnings. These valuation changes might also trigger unintended tax liabilities, resulting in increased tax expenses or additional compliance burdens.

Our concentrated crypto asset holdings further expose us to credit risks. For instance, maintaining large asset balances with a single custodian or significant lending exposure to a single counterparty within the crypto industry could substantially increase the severity of an adverse event, as the failure or insolvency of such entities would directly jeopardize a major portion of our assets.

Bittensor, a decentralized AI blockchain network using a “Proof-of-Intelligence” consensus model tied to AI model performance, faces significant technical, operational, scalability, governance, and regulatory risks, including dependence on third-party off-chain infrastructure, potential vulnerabilities in AI validation processes, limited scalability, decentralized governance inefficiencies, and regulatory uncertainties, all of which could adversely impact the value and adoption of its native TAO token.

TAO functions on the Bittensor network, which operates as a decentralized AI network built on a custom blockchain utilizing the Substrate framework and employs a novel consensus mechanism known as “Proof-of-Intelligence,” whereby blockchain validation and token rewards are directly tied to AI model performance. The complex architecture of this system introduces significant technical and operational risks. Given the sophisticated blockchain infrastructure and Bittensor’s specialized AI-focused subnets, there exists a heightened potential for software errors, system vulnerabilities, and unforeseen operational disruptions. Such events could result in extended network downtime, diminished user confidence, or even irreversible losses of digital assets.

Moreover, Bittensor heavily depends on off-chain infrastructure for executing AI computations, leading to inherent trust and transparency issues. Users must rely on third-party providers to execute AI tasks accurately and securely. Any inaccuracies, misreporting, malicious actions, or operational failures in these off-chain processes could significantly damage the reliability and overall reputation of the Bittensor network and negatively impact the TAO token’s value.

The decentralized nature of Bittensor further presents notable scalability challenges. As participation increases, the complexity and resource-intensiveness of validating and evaluating AI model contributions can create bottlenecks and degrade system performance. These scalability constraints could prevent Bittensor from effectively competing with centralized AI platforms, potentially limiting widespread adoption and constraining growth in demand for the TAO token.

In addition, maintaining robust quality control and verifying AI outputs within the Bittensor ecosystem pose ongoing challenges. While the platform employs a competitive, reputation-based reward system to incentivize quality contributions, this structure remains vulnerable to risks such as validator collusion, sabotage among competing model providers, and manipulation of reputation or reward mechanisms. Without robust on-chain verification processes, incorrect or deceptive AI outputs may proliferate, eroding trust and undermining the perceived value of services provided through the network.

The value and liquidity of the TAO token also depends substantially on its adoption among developers, researchers, and other users within decentralized AI markets. If Bittensor fails to expand beyond niche communities or becomes overshadowed by centralized AI alternatives, it may experience decreased demand for its services. This scenario would negatively impact the market price and liquidity of TAO, adversely affecting our financial position.

The decentralized governance structure of Bittensor, managed through consensus among TAO token holders, also introduces additional risks related to decision-making delays, political friction, and governance inefficiencies. Regulatory ambiguity and increased scrutiny surrounding decentralized AI systems and crypto tokens further compound these governance challenges. Adverse regulatory actions, unclear legal interpretations, or new compliance obligations could impose substantial additional costs or operational restrictions, or potentially force cessation of certain business activities altogether. This regulatory uncertainty could also deter institutional adoption and broader acceptance of Bittensor, further limiting its potential growth and stability. Collectively, these technical, operational, market, governance, and regulatory risks could result in substantial volatility in the value of TAO, materially affecting our business strategy involving this asset.

In addition, Subtensor currently uses a proof-of-authority model under which a small, permissioned set of validators operated by the Opentensor Foundation produces and finalizes blocks; by contrast, Yuma Consensus is an on-chain emissions algorithm that computes rewards from validator rankings of model performance and does not provide consensus or finality. Reliance on this authority set centralizes transaction ordering and finality and increases the risk of network halts, delayed processing, or selective censorship if operators fail, are compromised, or change policies. Compromise or misuse of authority signing keys, software defects, or misconfiguration may require emergency coordination or restricted operating modes and could disrupt our ability to acquire, transfer, or dispose of TAO, potentially triggering exchange or custodian pauses, reduced liquidity, wider spreads, and price volatility. Concentration at the authority layer also creates a single point of operational and regulatory leverage: legal orders, sanctions, or jurisdictional restrictions directed at the Foundation or authority operators could compel blocking, reordering, or exclusion of transactions or participants. The composition, permissions, and parameters of the authority set may change on short notice, and elevated security and key-management demands increase the risk of downtime or reorganizations; authority control can also amplify governance disputes. Collectively, these factors may impair network reliability and perceived decentralization, reduce adoption and TAO liquidity, and adversely affect our business, financial condition, and results of operations.

The open-source and decentralized design of crypto asset networks, including the Bittensor network on which the TAO crypto asset functions, exposes us to risks related to forks, air drops, incidental rights, and related technological and operational disruptions.

Blockchain networks like Bittensor can also undergo “hard forks,” splitting into separate networks due to planned upgrades, technical disagreements, or vulnerabilities. In addition, events such as air drops or the granting of incidental rights may occur, resulting in the distribution of new or derivative digital assets. These events can create or duplicate assets and raise practical and legal considerations regarding whether, and how, holders are able to receive, claim, or use such assets.

In the event of an airdrop, hard fork, or the granting of incidental rights, we will decide how to proceed using its best judgment and, where required, after obtaining advice from legal, tax, accounting, and cybersecurity professionals. Public blockchain events such as airdrops and hard forks may create new assets or duplicate existing assets. We may lack the technical capability, private keys, or custodial support to receive, claim, hold, transfer, or secure these assets. Hard forks can enable replay of transactions and may require changes to key management and software. Claiming mechanisms and unsolicited token transfers can expose us to phishing, malicious smart contracts, dusting, and other cyber threats. Exchanges, custodians, and payment processors may pause or refuse support for a new asset or chain, which can disrupt our products and increase costs. In addition, receipt of airdropped or forked assets may be treated as taxable income upon our ability to exercise control, even if we cannot promptly monetize the asset, which could result in tax liabilities that exceed any related proceeds. Valuation and timing for tax purposes are uncertain and may be challenged by tax authorities. Regulators may also determine that certain airdropped or forked assets are securities, derivatives, or otherwise subject to registration, licensing, or compliance obligations, which could restrict our ability to hold, transfer, or monetize such assets and expose us to enforcement risk. The accounting treatment of these assets is complex and unsettled, and any misjudgment in recognition, valuation, or disclosure could lead to misstatements, restatements, or disagreements with our auditors. In addition, our custodians or other service providers may reserve contractual rights to retain or decline to support airdropped or forked assets, which could prevent us from realizing any economic benefit from these events. Any of these events could result in loss or theft of assets, unexpected tax obligations, service interruptions, or reduced revenue, and could adversely affect our business, financial condition, and results of operations.

Risks Related to the Custodian and Prime Broker

We face additional risks related to our reliance on BitGo Prime LLC (the “Prime Broker”) and BitGo Trust Company, Inc. (the “Custodian”), which are affiliated entities, for trading, custody, and settlement of TAO.

We rely on the Prime Broker’s proprietary trading system and the Custodian’s custodial and settlement services for executing and settling transactions in TAO. The Prime Broker’s trading system is subject to technical failures, operational errors, interruptions, or cyber-attacks that could lead to transaction failures, settlement delays, or loss of assets. Although the Prime Broker and the Custodian maintain policies and procedures to mitigate these risks, there is no guarantee these safeguards will prevent disruptions or losses. Any operational failures could materially harm our ability to conduct business operations.

Additionally, transactions executed through the Prime Broker’s trading system and settled via the Custodian’s settlement services are final and irreversible once completed. If an error occurs (whether through human mistake, operational failure, or fraudulent activity) we may be unable to reverse or recover funds, resulting in potential significant losses. Except in cases involving fraud, gross negligence, or willful misconduct, the Custodian’s liability for direct damages arising from theft, operational errors, unauthorized access, or similar incidents may be limited to the fees paid or payable during the 6 months immediately preceding the incident. Both the Custodian’s and Prime Broker’s liability for direct damages caused by their gross negligence or willful misconduct may be limited to the value of the affected digital assets or fiat currency. The Prime Broker otherwise may not be liable for losses relating to theft, operational errors, unauthorized access, or similar incidents. Consequently, our recourse, including for losses of TAO held by the Custodian, Prime Broker, or their service providers, may be substantially limited.

Neither the Custodian nor the Prime Broker is a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or a broker-dealer and member of the Securities Investor Protection Corporation (“SIPC”). Therefore, deposits held with, or assets held by, the Custodian are not subject to the protections enjoyed by depositors with FDIC- or SIPC-member institutions. The Custodian has advised us that it maintains insurance policies in the amount of $250 million, in the aggregate, which are intended to cover the loss of client assets held by the Custodian. The insurance maintained by the Custodian may not be available or sufficient to protect us from all possible losses or sources of losses. The Custodian’s insurance may not cover the specific type of loss experienced by us. In addition, the TAO insurance markets are limited, and the level of insurance maintained by the Custodian may be substantially lower than the value of our assets. While the Custodian maintains certain capital reserve requirements based on the value of the assets under custody (which may provide additional means to cover client asset losses), we cannot be assured that the Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to our crypto assets.

Additionally, the security of crypto assets held by the Custodian depends significantly on how effectively the Custodian safeguards private cryptographic keys associated with such assets. Although the Custodian uses both “hot” (online) and “cold” (offline) storage mechanisms designed to balance security and operational needs, any crypto assets stored in hot wallets may be at increased risk of theft, hacking, or unauthorized access compared to those held solely in cold storage. Furthermore, the Custodian’s private key management practices, security protocols, and operational controls may not fully prevent cybersecurity breaches, human errors, or other security failures, which could result in partial or total loss of our crypto assets.

Moreover, in the event of an insolvency or bankruptcy of the Custodian in the future, given that the contractual protections and legal rights of customers with respect to crypto assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Custodian in the crypto asset industry, there is a risk that our assets may be considered the property of the bankruptcy estate of the Custodian. We may be at risk of being treated as a general unsecured creditor of such entity and subject to the risk of total loss or significant impairment of the value of such assets.

Furthermore, the Prime Broker may engage in trading activities strictly as principal, meaning it may act as our direct counterparty rather than as an agent, fiduciary, or financial advisor. The Prime Broker may simultaneously engage in hedging transactions or market-making activities, potentially creating conflicts of interest, including scenarios where the Prime Broker’s market activities negatively impact pricing or liquidity in our transactions. We do not have full visibility into these market-making or hedging activities, and these activities could result in less favorable execution terms than we might obtain elsewhere.

Additionally, the Custodian’s custodial and settlement services depend on complex proprietary technology platforms and APIs provided by affiliates and third-party service providers. We are entirely dependent on the reliability and security of this technology infrastructure. Any operational disruption at the Custodian, Prime Broker, or their third-party providers could lead to delays, transaction failures, asset losses, or increased vulnerability to security breaches.

Regulatory scrutiny or enforcement actions directed at the Prime Broker or Custodian could also adversely impact their ability to offer services, force changes in business practices, or cause operational disruptions. Such events could materially impair our business activities, operations, and the value of our crypto assets held by the Custodian.

Risks Related to Staking

Staking activities involve significant risks, including the risks of borrower default, operational failures and the potential loss of TAO, which could materially and adversely affect our financial performance and the value of our crypto assets.

Staking TAO tokens exposes us to a variety of operational, economic, technological, and regulatory risks. Although staking can generate rewards, the process involves locking or delegating our TAO tokens to a validator, thereby restricting our immediate liquidity and ability to freely trade or use these tokens and, for 18 months from November 5, 2025, limiting our ability to diversify validators for root subnet staking because we agreed to delegate at least 90% of TAO subject to root subnet staking to Yuma. Any operational disruptions, cybersecurity breaches, or software errors affecting our staking providers, validators, or the underlying blockchain network, including failures of the protocol to effect on-chain staking distributions, may result in partial or total loss of our staked TAO. In addition, the Yuma Agreement limits our recourse to a sole remedy for missed rewards, which does not include reward optimization, and generally caps Yuma’s aggregate liability at $5,000.

Unlike traditional financial instruments, staking and on-chain reward distributions are often final and irreversible once executed, increasing the risk associated with potential human errors, operational failures, or malicious activities. Additionally, the underlying validator operations and staking infrastructure may be subject to technical vulnerabilities or exploits. A failure, security breach, or operational deficiency in validator performance or infrastructure could significantly reduce or eliminate staking rewards or result in economic penalties that adversely affect our financial condition. Under our agreement with Yuma, our primary contractual remedy for service shortfalls is recovery of missed rewards, subject to an aggregate $5,000 cap and an exclusion of consequential and similar damages.

We depend on third-party providers, such as our Custodian, and affiliated or independent validators, including Yuma, to facilitate and manage our staking activities. If our Custodian or validator experiences financial distress, insolvency, cybersecurity incidents, or other operational failures, we may experience significant delays or difficulty recovering staked tokens, lose expected staking rewards, or incur permanent loss of the underlying staked assets. Additionally, third-party staking providers, including our Custodian and Yuma, may not maintain insurance coverage sufficient to protect us against all types of loss scenarios, leaving us potentially exposed to substantial economic risk. For a discussion of our staking program, see the section titled “Prospectus Summary—Our Cryptocurrency Asset Strategy—Our Staking Program” elsewhere in this prospectus.

Staking activities may also subject us to regulatory uncertainty and evolving interpretations of securities, commodities, and financial services laws. Regulators may impose licensing, registration, reporting, or other compliance requirements on our staking activities, leading to increased legal and operational burdens, costs, or interruptions. Furthermore, we may be required to alter, limit, or cease staking activities altogether in response to future regulatory or enforcement developments. Our agreement with Yuma permits immediate termination if services cannot be performed in compliance with applicable law or due to heightened regulatory risk or changes in law that render continued involvement undesirable, illegal, or impracticable, which could result in sudden disruption or cessation of our their staking services. Disputes are subject to confidential, binding arbitration with a class-action waiver, which may limit judicial remedies.

With respect to staking activities, the Custodian’s or an affiliate’s liability for direct damages, including slashing penalties or missed staking rewards, is also limited. Specifically, liability for slashing penalties may be capped at staking service fees collected during the 6-month period prior to the relevant incident. Liability for missed rewards may be capped at staking service fees collected during the preceding 3-month period. The Custodian or an affiliate also may not be not liable for blockchain protocol malfunctions, software bugs, third-party validator errors, or any staking-related losses below $1,000 USD. Separately, our agreement with Yuma generally caps Yuma’s aggregate liability at $5,000, and Yuma disclaims consequential damages and is not liable for protocol-wide malfunctions or force-majeure events related to the blockchain.

Moreover, if any on-chain or implied protocol terms conflict with the Yuma Agreement, the agreement prevails. As the Bittensor protocol evolves, this “paramountcy” may cause frictions with network norms or expectations and may limit our ability to rely on protocol-level terms if they diverge from our contract.

The occurrence of any of these risks could materially impair our crypto asset holdings, adversely affect the financial performance of our business, and significantly diminish the value of our TAO tokens. Our ability to recover losses may be further limited by contractual liability caps, exclusive remedies, and arbitration provisions in our agreements with key providers.

Our TAO staking relies on the Custodian and our Validators, who may utilize subnet automated market maker (“AMM”) pools, exposing us to additional liquidity, market, and operational risks beyond our direct control.

We stake TAO tokens through arrangements facilitated and managed by the Custodian and its selected validators, tao5 and Yuma (together, the “Validators”). We do not currently engage in subnet staking or participate in AMM pools, but may do so in the future. Should we do so in the future, the economic viability of subnet AMM pools remains largely unproven, and these pools are subject to experimental and rapidly evolving technological and regulatory environments. Any adverse event affecting these AMM pools, including but not limited to unfavorable market conditions, liquidity shortages, smart contract vulnerabilities, cybersecurity breaches, or operational failures, could result in significant financial losses, impairment of the liquidity or value of our staked TAO, or even total loss of our crypto assets.

If crypto assets held by us are determined to be securities under U.S. federal or state law, we would become subject to significant regulatory burdens, which may materially and adversely affect its business, operations, and financial condition.

The legal characterization of crypto assets under U.S. securities laws remains unsettled and continues to evolve. If the U.S. Securities and Exchange Commission (“SEC”), another federal agency, or a state regulator determines that TAO or any other crypto asset held by us constitutes a security under the Securities Act of 1933, as amended (the “Securities Act”), or the Investment Company Act, we could become subject to extensive regulatory obligations. These obligations may include registration requirements, enhanced disclosure and reporting, restrictions on business activities, and compliance with corporate governance and custody standards.

We use a risk-based approach to evaluate whether TAO should be treated as a security under the U.S. federal securities laws. Our approach is informed by case law, SEC guidance, and evolving industry practices, and includes ongoing monitoring of regulatory developments and consultation with external legal and other advisors. However, the application of the securities laws to digital assets remains highly uncertain and subject to change. Our assessments could be challenged by regulators or courts, and a determination that TAO is, in fact, a security could subject us to significant regulatory, compliance, and enforcement risks, including potential restrictions on our ability to hold, transfer, or use TAO, registration or licensing obligations, or rescission rights for counterparties. Even if our policies and procedures are followed in good faith, they may not prevent adverse regulatory outcomes, and the process of defending our determinations could be costly and disruptive.

The SEC has taken the position that certain crypto assets, depending on their characteristics, method of distribution, and functional use, may be classified as investment contracts or otherwise fall within the definition of a “security.” Although we do not believe that our current activities, including the holding and staking of TAO, involve investment securities or cause us to be an investment company within the meaning of the Investment Company Act, there can be no assurance that regulators will agree with our assessment, particularly as new guidance, enforcement actions, or legal precedents develop.

If we were required to register as an investment company, or if the crypto assets it holds were deemed to be unregistered securities, we could be forced to significantly alter, limit, or cease certain operations, including staking or other network participation activities. In such a scenario, we may also become subject to enforcement actions, penalties, or other remedial measures, any of which could result in reputational harm, legal liability, or the inability to continue its current business model. In addition to federal law, we may be subject to regulation under state securities laws, some of which apply broader definitions of a “security” than those used by the SEC. As a result, we could face additional regulatory scrutiny, registration requirements, or enforcement exposure at the state level, even if federal regulators do not classify its crypto assets as securities.

Regulatory uncertainty surrounding the classification of crypto assets presents a continuing risk to our operations. Any determination that the crypto assets held or activities conducted by us fall within the scope of U.S. securities laws could impose significant costs, create legal obstacles to continued operations, or materially impair the value of our assets and the returns available to our investors. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Risks Related to Our Media Platform

Our ownership and operation of The TAO Daily, an online news publication and data provider in the digital asset industry, presents a number of significant risks, including those arising from perceived or actual conflicts of interest.

We recently announced the launch of The TAO Daily, an online news publication and data provider in the digital asset industry focused on the Bittensor ecosystem. The TAO Daily plays a large role in aggregating, creating and disseminating news and other editorial content focused on TAO and the Bittensor ecosystem across the global digital asset industry. It is possible that The TAO Daily’s news coverage could influence trading prices and demand for TAO, and it is also possible that consumers of The TAO Daily’s content may not appreciate that The TAO Daily’s owner has substantial financial interests in TAO, despite information to that effect on The TAO Daily’s website. As a result, some consumers of The TAO Daily’s content may place greater weight on such content than they would if they were aware of TAO Synergies’ ownership stake, and this could cause the trading prices of TAO or our common stock to be higher than they would otherwise.

In addition, as a public company, we expect to have access to material non-public information regarding market activities, trading volumes and other proprietary information from other businesses that could influence trading decisions. The TAO Daily, while intended to provide objective news coverage, may inadvertently become privy to such material non-public information. The sharing of such material non-public information, whether intentional or inadvertent, could lead to allegations of insider trading, market manipulation or other claims if The TAO Daily broadcasts or leverages this information in a manner that could advantage certain investors in TAO Synergies, or advantage holders of TAO.

TAO Synergies’ ownership and operation of The TAO Daily may also create a perception among market participants that The TAO Daily is biased in favor of TAO Synergies. Information regarding TAO Synergies’ ownership of The TAO Daily is publicly disclosed on The TAO Daily’s homepage. Investors may question the integrity of The TAO Daily’s reporting, fearing that it may be influenced by TAO Synergies’ business objectives or to manage its public image, particularly during periods of heightened volatility in the prices of our common stock or digital assets generally, or during periods of operational challenges. Any perceived or actual conflicts of interest could damage TAO Synergies’ or The TAO Daily’s reputation and undermine investor confidence. Negative press and public opinion could adversely impact our business and the price of our common stock.

Furthermore, the dual operation of a public company and a news publication may attract heightened scrutiny from regulatory bodies. Regulators may closely monitor TAO Synergies’ compliance with securities laws and regulations governing the use and dissemination of material non-public information, which could lead to investigations or sanctions if TAO Synergies or The TAO Daily are alleged to have violated any applicable laws. While we are implementing policies and procedures to limit and mitigate such risks, including information barriers to ensure compliance with securities laws relating to material non-public information, there is no assurance that such policies and procedures will be effective, or that we will be able to manage such conflicts of interest adequately. If we fail to manage these conflicts of interests, or if any of the foregoing risks were to materialize or be perceived negatively by market participants, we may be exposed to adverse media coverage, regulatory investigations and legal proceedings, leading to adverse impacts on our reputation, business, financial position and share price.

Our strategy and focus on delivering high-quality, regulated, easy-to-use, and secure digital asset-related information through our media platform The TAO Daily may not maximize short-term or medium-term financial results.

We have taken, and expect to continue to take, actions that we believe to be in the best interests of our existing and potential investors and the long-term interests of our business, even if those actions do not necessarily maximize short-term or medium-term results. These may include expending significant managerial, technical, and legal efforts on complying with laws and regulations that are applicable to our products and services and ensuring that products are secure. Our public and regulated status may also limit our ability to expand our product and services offerings or extend such offerings to certain markets and locations, which may result in us missing material opportunities to generate revenue. We also intend to focus on driving long-term engagement with users through innovation and developing new products and technologies. We may also make acquisitions or investments that may be highly speculative in nature and in some cases, the costs of such acquisitions may be substantial, and there is no assurance that we will receive a favorable return on investment for our acquisitions. Additionally, management decisions regarding capital allocation may not always yield the expected economic benefits. These decisions may not be consistent with the short-term and medium-term expectations of our shareholders and may not produce the long-term benefits that are expected, which could have an adverse effect on our business, operating results, and financial condition.

Our success depends on our ability to effectively improve and scale our technical and data infrastructure.

Our ability to attract, retain, and protect our users is dependent upon the reliable performance and increasing capabilities and integration of our platform and our underlying technical and data infrastructure. As our business continues to grow in size, scope and complexity, and as legal requirements and consumer expectations continue to evolve, we must continue to invest significant resources to maintain, integrate, improve, upgrade, scale and protect our platform and technical and data infrastructure, including some legacy systems. Our failure to do so effectively, or any significant disruption in our service or adverse impact on user experience, could damage our reputation, result in a potential loss of users or missed opportunities, subject us to fines and civil liability and/or adversely affect our financial results.

As we periodically augment and enhance our financial systems, we may experience disruptions or difficulties that could adversely affect our operations, the management of our finances and the effectiveness of our internal control over financial reporting, which in turn may negatively impact our ability to manage our business and to accurately forecast and report our results, which could harm our business.

Security incidents and other network and information systems disruptions could affect our ability to conduct our business effectively, cause us to incur significant costs, subject us to significant liability and/or damage our reputation.

Our operations depend on our ability to protect our information systems against interruption, breach or other damage. Our systems store and process confidential user, employee and other sensitive personal and Company data. In addition, we rely on the technology, systems and services provided by third-party vendors (including cloud-based service providers) for a variety of operations, including encryption and authentication technology, employee email, domain name registration, content delivery, administrative functions (including payroll processing and certain finance and accounting functions) and other operations.

We regularly face attempts to breach our security and compromise our information technology systems from a broad range of actors. These actors, whether internal or external to the Company, may use a blend of technology and social engineering techniques (including denial of service attacks, ransomware, phishing or business email compromise attempts intended to induce our employees, business affiliates and users to disclose information or unwittingly provide access to systems or data, and other techniques) to disrupt service, exfiltrate data or otherwise interfere with our business. Information security threats are constantly evolving in sophistication and volume and attackers may use generative AI and machine learning to launch more automated, targeted, sophisticated and coordinated attacks against targets, potentially increasing the difficulty of detecting and successfully defending against them. A successful breach could occur and persist for an extended period of time before being detected. We and the third parties with which we work may be more vulnerable to the risk from activities of this nature as a result of factors such as the high-profile nature of our business operations and the various jurisdictions in which we and our third-party providers operate; the use of generative AI tools; remote and hybrid working; employee use of personal devices, which may not have the same level of protection as Company devices and networks; and use of legacy software systems. Cybersecurity vulnerabilities can also arise from human error, fraud or malice on the part of our employees, other insiders or third parties, or from technology or product enhancements or the migration of information and data to new technology platforms, systems or applications. From time to time, we experience security incidents and other network and information systems disruptions. To date, no incidents have had a material adverse effect on our business, financial condition or results of operations. However, there is no assurance that incidents or disruptions will not have a material adverse effect in the future. There is also no guarantee that a series of related issues may not be determined to be material at a later date in the aggregate, even if they may not be material individually at the time of their occurrence.

In addition, our systems, and those of the third parties with which we work and on which we rely, may be vulnerable to interruption or damage that can result from the effects of power, systems or connectivity outages; natural disasters (including increased storm severity and flooding), which may occur more frequently or with more severity as a result of climate change; fires; human error, fraud or malice; public health conditions; acts of terrorism; or other similar events.

We have implemented controls and taken other preventative measures designed to strengthen our systems and to improve the resiliency of our business against such incidents and attacks, including measures designed to reduce the impact of a security incident at our third-party vendors. These efforts are expensive to develop, implement and maintain; require ongoing monitoring and updating as technologies change and as efforts to overcome security measures become more sophisticated; and may limit the functionality of or otherwise negatively impact our products, services and systems. Although the costs of the controls and other measures we have taken to date have not had a material effect on our financial condition, results of operations or liquidity, the costs and effort to respond to and recover from a security incident and/or to mitigate any security vulnerabilities that may be identified in the future could be significant. Additionally, any contractual protections with our third-party vendors, including our right to indemnification, if any at all, may be limited or insufficient to prevent a negative impact on our business from a security incident.

There can also be no assurance that the actions, measures and controls we have implemented will be effective or that they will be sufficient to prevent a future security incident or other disruption, and our disaster recovery planning cannot account for all eventualities. Such an event could result in a disruption of our services; improper access, use, alteration or disclosure of personal data or other confidential information; loss of information; or theft or misuse of our intellectual property. In addition, if we experience or are perceived to experience a security incident, or are perceived to fail to respond appropriately to any security incident that we may experience, it could divert management’s attention; require us to expend resources to investigate, respond to and recover from such a security incident or defend against further attacks; subject us to litigation, regulatory or other government inquiries or investigations and/or liability; harm our reputation; or otherwise adversely affect our business, financial condition or results of operations.

While we maintain cyber risk insurance, the costs relating to certain kinds of security incidents could be substantial, and our insurance may not be sufficient to cover losses related to any future incidents involving our data or systems, and we cannot be certain our insurance coverage will continue to be available to us on commercially reasonable terms (if at all) or that any insurer will not deny coverage as to any future claim.

We may be unable to adequately protect our information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage our reputation, and subject us to significant financial and legal exposure.

We rely on information technology systems that we or our third-party providers operate to process, transmit and store electronic information in the operation of our media platform, The TAO Daily and in our day-to-day operations. In connection with the operation of The TAO Daily, and in our product discovery efforts we may collect and use a variety of personal data, such as name, mailing address, email addresses, phone number and clinical trial information. A successful cyberattack could result in the theft or destruction of intellectual property, data, or other misappropriation of assets, or otherwise compromise our confidential or proprietary information and disrupt our operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for us, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although we devote resources to protect our information systems, we realize that cyberattacks are a threat, and there can be no assurance that our efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to us, or would have a material adverse effect on our results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international law (e.g., the GDPR) and may cause a material adverse impact to our reputation, affect our ability to conduct new studies and potentially disrupt our business.

In addition, the computer systems of various third parties on which we rely, and other contractors, consultants and law and accounting firms, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. We rely on our third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. If we or our third-party providers fail to maintain or protect our information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to our information technology systems, we or our third-party providers could have difficulty preventing, detecting and controlling such cyber-attacks and any such attacks could result in losses described above as well as disputes with physicians, patients and our partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenues or other adverse consequences, any of which could have a material adverse effect on our business, results of operations, financial condition, prospects and cash flows. Any failure by such third parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us. If we are unable to prevent or mitigate the impact of such security or data privacy breaches, we could be exposed to litigation and governmental investigations, which could lead to a potential disruption to our business.

Our failure to comply with data protection laws and regulations could lead to government enforcement actions, private litigation and/or adverse publicity and could negatively affect our operating results and business.

We are subject to data protection laws and regulations that address privacy and data security with respect to our new media platform, The TAO Daily. The legislative and regulatory landscape for data protection continues to evolve, and there has been an increasing focus on privacy and data security issues with the potential to affect our business. In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal consumer protection laws govern the collection, use, disclosure and protection of health-related and other personal data. Many U.S. states are also enacting consumer privacy statutes to enhance protections for personal data and to provide residents with more choices concerning their data collected by businesses, increasing compliance complexity and increasing risks of failures to comply.

In addition, foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. Data localization laws in some countries generally mandate that certain types of data collected in a particular country be stored and/or processed within that country. We could be subject to audits in Europe and around the world, particularly in the areas of consumer and data protection, as we operate our business. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. These changes or increased costs could negatively impact our business and results of operations in material ways. For example, the General Data Protection Regulation (“GDPR”) imposes requirements in the European Economic Area relating to, among other things, consent to process personal data of individuals, the information provided to individuals regarding the processing of their personal data, the security and confidentiality of personal data, notifications in the event of data breaches and use of third-party processors. GDPR also imposes restrictions on the transfer of personal data from the EEA to third countries like the United States.

Applicable data privacy and data protection laws may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we cannot be assured of compliance with the laws or regulations of another jurisdiction. Despite our efforts, we may not have fully complied in the past and may not in the future. Furthermore, the number of government investigations related to data security incidents and privacy violations continues to increase and government investigations typically require significant resources and generate negative publicity, which could harm our business and reputation. Failure to comply with data protection laws may expose us to risk of enforcement actions taken by data protection authorities or other regulatory agencies, private rights of action in some jurisdictions, potential significant fines and penalties if we are found to be non-compliant, and/or adverse publicity, any of which could negatively affect our operating results and business.

Our business depends on continued and unimpeded access to the internet and cloud-based hosting services we utilize.

We currently utilize third-party subscription-based software services as well as public cloud infrastructure services to provide solutions for many of our computing, storage and bandwidth needs. Any interruptions to these services could result in interruptions in service to our users, advertisers and/or our critical business functions, notwithstanding business continuity or disaster recovery plans or agreements that may currently be in place with these providers. This could result in unanticipated downtime and/or harm to our operations, reputation and operating results. A transition of these services to different cloud providers would be difficult, time consuming and costly to implement. In addition, if hosting costs increase over time and/or if we require more computing or storage capacity as a result of subscriber growth or otherwise, our costs could increase disproportionately.

In addition, if we or those who engage with our content experience disruptions in internet service or if internet service providers are able to block, degrade or charge for access to our content, it could decrease the demand for, or the usage of, our content and products, increase our cost of doing business and adversely affect our operating results.

Our advertising revenues are affected by numerous factors, including market dynamics, evolving digital advertising trends and the evolution of our strategy.

We may derive revenue from the sale of advertising on our media platform The TAO Daily. Our advertising revenue may be sensitive to the macroeconomic environment, as advertiser budgets can fluctuate substantially in response to changing economic conditions. Our ability to compete successfully for advertising budgets will depend on, among other things, our ability to engage and grow audiences, collect and leverage data, and demonstrate the value of our advertising and the effectiveness of our platform to advertisers. In determining whether to buy advertising with us, advertisers may consider factors such as the demand for our platform, focus of our coverage, size and demographics of our audience, public sentiment about our platform, advertising rates, targeting capabilities, results observed by advertisers, and perceived effectiveness of advertising offerings and alternative advertising options.

Companies with large digital platforms, which have greater audience reach, audience data and targeting capabilities than we do, command a large share of the digital advertising market, and we anticipate that this will continue. In addition, there is increasing demand for digital advertising in formats that are dominated by these platforms, particularly vertical short-form video and streaming, and we may not be able to compete effectively in these formats. The remaining market is subject to significant competition among publishers and other content providers, and audience fragmentation. These dynamics have affected, and will likely continue to affect, our ability to attract and retain advertisers and to maintain or increase our advertising rates and resulting revenues.

Digital advertising networks and exchanges with real-time bidding and other programmatic buying channels that allow advertisers to buy audiences at scale also play a significant role in the marketplace and represent another source of competition. They have caused and may continue to cause further downward pricing pressure and the loss of a direct relationship with marketers, especially during periods of economic downturn.

The evolving standards for delivery of digital advertising, as well as the development and implementation of technology, regulations, policies, practices and consumer expectations that adversely affect our ability to deliver, target or measure the effectiveness of advertising (including blocking the display of advertising, the phase-out of browser support for third-party cookies and of mobile operating systems for advertising identifiers, rapidly evolving privacy regulations and platform requirements providing for additional consumer rights), may also adversely affect our advertising revenues if we are unable to develop effective solutions to mitigate their impact.

Our digital advertising offerings include products that use proprietary first-party data to target and generate predictive insights and help inform our clients’ advertising strategies. Our ability to quickly and effectively evolve these products; the volume, quality, and price of competitive products; and continued changes to industry regulation all have the potential to impact the success of this strategy. Our digital advertising operations also rely on technologies (particularly ad servers) that, if interrupted or meaningfully changed, or if the providers leverage their power to alter the economic structure, could have an adverse impact on our potential advertising revenues, operating costs and/or operating results.

Risks Related to our Crypto Asset Strategy

Our operating results are dependent on the price of TAO. If such price declines, our business, operating results, and financial condition would be adversely affected.

Any declines in the volume of crypto asset transactions, the price of crypto assets, or market liquidity for crypto assets generally may adversely affect our operating results. We have significant investments in TAO. As of October 31, 2025, we held digital intangible assets valued at approximately $29.0 million. Thus, changes in the value of TAO will generally have a significant impact on our results. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of crypto assets.

The market price of Bittensor’s TAO token has been highly volatile and could decline sharply at any time. For example, TAO’s price experienced a rise of over 1000% in 2024, reaching a high above $767 in April 2024, and subsequently corrected by roughly 45% from that peak. Such extreme fluctuations could significantly increase or reduce the value of our TAO holdings within a short period. The market price of TAO can be driven by a variety of factors beyond our control, including speculative investor behavior, regulatory developments, changes in market liquidity, the adoption and performance of the Bittensor network, cybersecurity incidents, macroeconomic events, or negative publicity about digital assets generally or TAO specifically. Because we have invested a substantial portion of our treasury in TAO, a major downturn in TAO’s market price could materially impair the value of our assets and even jeopardize our ability to meet cash needs or financial obligations.

The price of crypto assets and associated demand for buying, selling, and trading of crypto assets have also historically been subject to significant volatility. For instance, in 2017 and 2021, the value of certain crypto assets, including bitcoin, experienced steep increases in value, followed by steep declines in 2018 and 2022. After recovering from the 2018 decline and reaching record highs in December 2021, the value of the total crypto market cap declined by approximately 64% in the twelve months ended December 31, 2022. The collapse of several companies in the crypto asset industry such as Celsius, Voyager, and FTX impacted crypto asset prices in 2022 and the majority of 2023. We believe that the approval and launch of spot-based Bitcoin ETFs in the U.S. in the first quarter of 2024 and the election of President Donald Trump in the fourth quarter of 2024 contributed to an increase in the crypto market capitalization during 2024. However, the crypto market subsequently experienced a general decline in the first half of 2025.

The price and trading volume of any crypto asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:

●	market conditions across the cryptoeconomy;

●	changes in liquidity, volume, and trading activities;

●	trading activities on crypto asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

●	the speed and rate at which cryptocurrency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial asset worldwide, if at all;

●	decreased user and investor confidence in crypto assets and crypto asset trading platforms;

●	negative publicity and events relating to the cryptoeconomy;

●	unpredictable social media coverage or “trending” of crypto assets;

●	the ability for crypto assets to meet user and investor demands;

●	the functionality and utility of crypto assets and their associated ecosystems and networks, including crypto assets designed for use in various applications;

●	consumer preferences and perceived value of crypto assets and crypto asset markets;

●	increased competition from other payment services or other crypto assets that exhibit better speed, security, scalability, or other characteristics;

●	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;

●	the characterization of crypto assets under the laws of various jurisdictions around the world;

●	the maintenance, troubleshooting, and development of the blockchain networks underlying crypto assets, including by miners, validators, and developers worldwide;

●	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of crypto assets and their associated smart contracts, applications, and networks, including vulnerabilities against hacks and scalability;

●	fees and speed associated with processing crypto asset transactions, including on the underlying blockchain networks and on crypto asset trading platforms;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity of crypto asset trading platforms;

●	interruptions in service from or failures of major crypto asset trading platforms;

●	availability of an active derivatives market for various crypto assets;

●	availability of banking and payment services to support cryptocurrency-related projects;

●	level of interest rates and inflation;

●	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

●	national and international economic and political conditions.

Furthermore, crypto asset prices may be subject to market manipulation or distortion, including pump-and-dump schemes, wash trading, spoofing, and front-running, particularly on unregulated exchanges. Such manipulation could significantly impact the perceived value and trading volume of TAO and undermine investor confidence in the crypto asset market, adversely affecting our business.

There is no assurance that any crypto asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of crypto assets or the demand for trading crypto assets decline, our business, operating results, and financial condition could be adversely affected.

Certain of our directors, officers, employees and independent contractors may hold crypto assets.

Certain of our directors, officers, employees, and independent contractors may hold crypto assets, including the same crypto assets in which we invest, or have other crypto-related personal investments. Such persons may actively invest in crypto projects and crypto assets on their own behalf, which could incentivize them to take actions (or refrain from actions) that favor their personal crypto holdings or related business interests over our interests and the interests of our shareholders. Our affiliates may also have substantial direct investments in crypto assets and are under no obligation to prioritize or consider our interests when managing those investments, potentially leading to conflicts of interest. Certain of our directors, officers, employees, and independent contractors may have outside business ventures or participate in other crypto-related initiatives, potentially diverting their time, attention, and resources away from our Company. Our internal policies and procedures may not fully eliminate these conflicts, and there is no assurance that the personal or outside interests of these individuals will consistently align with our interests or those of our shareholders. If such conflicts are not adequately managed, our decision-making processes, corporate governance, market perception, and overall financial performance may be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our inability to obtain adequate financing;

•	our ability to successfully implement our business strategies;

•	our ability to attract and retain key personnel;

•	the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity;

•	existing or increased competition;

•	our ability to protect our patent portfolio and other material proprietary rights;

•	negative reputational and financial impacts resulting from future acquisitions or strategic transactions;

•	significant government regulation of pharmaceuticals and the healthcare industry;

•	our inability to expand our business;

•	lack of product diversification;

•	availability of our raw materials;

•	our stock volatility and illiquidity;

•	crypto asset trading activity, including trading volume and the prevailing trading prices for crypto assets, which can be highly volatile;

•	market conditions of, and overall sentiment towards, the cryptoeconomy;

•	system failures, outages or interruptions, including with respect to third-party crypto networks;

•	our lack of control over decentralized or third-party blockchains and networks that may experience downtime, cyberattacks, critical failures, errors, bugs, corrupted files, data losses, or other similar software failures, outages, breaches and losses;

•	regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations;

•	the crypto markets being historically characterized by limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network;

•	our failure to implement our business plans or strategies; and

•	other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

GLOSSARY

Terms Used in the General Cryptoeconomy

“Airdrop” means a distribution of tokens by a project, company, DAO, or smart contract without requiring the recipient to purchase the token. Eligibility may require holding another asset, performing specified actions, or submitting a claim transaction that can incur network fees.

“AMM,” or “Automated Market Maker,” operates as the primary liquidity layer on-chain and enable digital assets to be traded automatically through liquidity pools instead of traditional order books. They are programs that operate on smart contracts and leverage predefined rules and algorithms to determine and adjust the prices and volumes of digital assets within various pools. These contracts are funded by liquidity providers who deposit a single or pair of assets. In return, liquidity providers typically receive liquidity pool tokens or an alternate NFT that represents their share of the underlying pool and trading fees based on the pool’s trading activity.

“Bitcoin” means the first system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.

“Block” means an ordered set of transactions and metadata appended to a blockchain. Blocks are produced at protocol-defined intervals and may be empty. Block producers, which are miners in proof-of-work systems and validators in proof-of-stake systems, earn transaction fees and, where applicable, newly issued tokens.

“Blockchain” means a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network and follows a consensus protocol for confirming new blocks to be added to the blockchain.

“Cold storage” means keeping private keys offline (air-gapped), for example in hardware wallets, offline computers, secure hardware modules, or paper or metal backups of seed phrases.

“Consensus” means agreement among participants on the state of a blockchain ledger. Public blockchain networks use software, networking, and economic and game-theoretic mechanisms to achieve consensus among parties that do not need to trust one another.

“Crypto” is a broad term for cryptography and is commonly used to refer to cryptocurrency markets, systems, applications, or decentralized networks.

“Crypto asset” means a digital asset that uses cryptography and a distributed ledger (for example, a blockchain) to record ownership and enable peer-to-peer transfer, including but not limited to cryptocurrencies, stablecoins, non-fungible tokens (NFTs), and tokens that confer governance, utility, or rights to underlying assets or services. The legal characterization of any crypto asset depends on the facts and applicable law in the relevant jurisdiction.

“Cryptocurrency” means a digitally native, cryptographically secured, fungible asset used primarily as a medium of exchange and unit of account on a blockchain network (for example, BTC or ETH). Usage varies across markets, and some practitioners exclude asset-backed tokens and non-fungible tokens from this category.

“Cryptoeconomy” means the open financial system built upon public blockchain networks.

“Custodial” / “Non-custodial” refer to methods for storing private keys and therefore digital assets. Custodial refers to an arrangement in which a third party has possession or control of the private keys, and therefore practical control of the digital assets. Non-custodial means the user retains sole control of the private keys. Custodial providers may use on-chain or off-chain processes; the key distinction is control of keys.

“Decentralization” means the distribution of control and decision-making across many independent participants rather than a single central authority. Greater decentralization can reduce reliance on intermediaries.

“Ethereum” means a decentralized, public blockchain network that supports composable smart contracts enabling decentralized applications and peer-to-peer transfers. “Ether” or “ETH” is the network’s native cryptocurrency and is used to pay transaction fees, known as gas.

“Fork” is an event in open-source software development when part of a community breaks away by making changes to the software. The openness of open-source software development allows for deep peer review and collaboration, resulting in fantastic breakthroughs. But the community-driven development model also results in disagreements, schisms, and even feuds between rival factions. When these disagreements over the direction of a project are not resolved, developers may decide to break away from the project, taking the source code with them. The new project is a different “branch” of the original, keeping some or all the original source code but adding changes or upgrades which the original community had rejected or could not agree upon. Similarly, a blockchain fork occurs when the rules of the blockchain are changed, but notably, unlike other types of open-source software, blockchain forks can result in the creation of two or more distinct digital assets. A fork can result from an upgrade to the features of the blockchain, a bug in the consensus algorithm or changes to the node software. A hard fork refers to a change in rules that is not backwards-compatible, and it can result in the creation of a new digital asset (if there is contentious disagreement among the network stakeholders, or simply if some nodes do not upgrade in time). A hard fork may not create a new digital asset if all participants agree to the changes, install new software, and update dependent software wallets. A soft fork is a backwards-compatible update to a blockchain, which adds new features without making older versions of the software incompatible with the new upgrade. Soft forks do not result in the split of the blockchain and therefore do not create distinctly new digital assets.

“Mainnet” means an independent blockchain protocol which is fully developed and deployed where transactions are being broadcasted, verified, and recorded.

“Miner” generally means an individual or entity operating specialized hardware and software on a proof-of-work network to assemble transactions into blocks and submit those blocks to the network in exchange for transaction fees and, where applicable, newly issued tokens.

“Mining” means the process by which new blocks are created, and thus new transactions are added to the blockchain. The term “miner” typically refers to an entity that participates in block production on a proof-of-work network, whereas “validator” typically refers to an entity that participates in block production on a proof-of-stake network.

“Multi-signature” is a feature of bitcoin and other digital asset networks that enables the creation of addresses that require some number of multiple private keys to be used to sign a transaction and move funds. Pragmatically speaking, multi-signature setups add additional security, because a user can require that a certain threshold of keys must sign before a transaction is considered valid, making it possible for one or several keys to be lost or compromised without compromising the underlying digital assets. Digital asset custodians typically use multi-signature setups.

“NFT” or “non-fungible token” is a digital asset that uses blockchain technology to link ownership to unique physical or digital items.

“Node” is software that can function as non-mining transaction validators and digital asset wallets for the network and network participants they serve. Bitcoin full nodes download the entire copy of the blockchain—the history of every transaction ever conducted back to Satoshi Nakamoto’s first transfer to Hal Finney—and validate that each new transaction and block adhere to the network’s rules. Nodes typically also relay transactions to other nodes, forming an essential piece of a public blockchain’s network topology.

“On-chain” / “Off-chain” refer to transactions that occur on the main public blockchain network vs. outside the public blockchain network. Off-chain transactions may eventually settle on-chain.

“Private key” means a secret value in asymmetric cryptography used to create digital signatures that can be verified by others using the corresponding public key.

“Proof-of-stake” is the mechanism by which some public blockchain networks issue new assets and decentralize the block creation process. In contrast to proof-of-work, in a proof-of-stake system the cost to create a block is borne by the opportunity cost of locking the funds, and the risk that, if blocks are incorrectly produced, those funds will be seized and destroyed by the network. In proof-of-stake, validators are assigned the right to create a block, usually based on the size of their stake, rather than competing through costly computation with others, as in Proof of Work.

“Proof-of-work” is the mechanism by which bitcoin creates a cost of production for bitcoin the asset and ensures immutability of the ledger in a trustless manner. The cost of production is primarily derived from the energy expenditure required to conduct the necessary computational work to create new blocks. Because each update to the ledger block contains a costly proof of work, this cost makes it expensive to re-write the ledger, increasing bitcoin’s security.

“Protocol” means a defined set of rules that participants follow. In this context, it commonly refers to a blockchain network or to a set of interdependent smart contracts.

“Public key” means a value derived from a private key that can be shared publicly and used with digital signatures to verify that the holder of the private key authorized a transaction. Addresses used on networks are derived from or encode public keys.

“Smart contract” means computer code, typically deployed on a decentralized public blockchain, that automatically executes predefined actions. A smart contract is code and is not, by itself, a legal contract.

“Stablecoins” are digital assets designed to maintain a relatively stable price by reference to an underlying asset, most commonly a fiat currency such as U.S. dollars. In this document, “stablecoins” generally refers to tokens intended to track one U.S. dollar. Stability depends on the issuer’s reserve practices, redemption mechanics, and market conditions.

“Staking” means participating in validation on a proof-of-stake network by locking funds, either directly as a validator or indirectly through delegation or liquid-staking arrangements, in order to earn protocol rewards and bear associated risks. Staking typically involves locking up funds (putting funds “at stake”).

“Token” means a generic term for an on-chain digital asset. In common usage, “coin” denotes a native asset of a base blockchain and “token” denotes an asset issued on top of another chain, but some documents use “token” broadly to include all digital assets.

“Unbonding period” means a protocol-defined interval that begins when a validator or delegator submits an unbond or exit request on a proof-of-stake network and ends when the staked assets become withdrawable. During the unbonding period the assets remain locked and typically do not earn rewards; cannot be transferred, re-staked, or otherwise used; and may remain subject to slashing for misbehavior that occurred before or during unbonding. The length of the unbonding period and any additional withdrawal queue or settlement steps are generally specified by the network’s rules.

“Validator” generally means a network participant that, by staking or bonding crypto assets and operating consensus software, proposes, verifies, and attests to blocks of transactions on a proof-of-stake or similar blockchain in accordance with protocol rules. Validators earn protocol rewards (for example, newly issued tokens or a share of transaction fees) for correct participation and may incur penalties, including slashing of staked assets or loss of rewards, for downtime or misbehavior. Validators sign messages using dedicated cryptographic keys and must maintain the availability and performance required by the protocol. A validator may be operated directly by the asset holder or by a third-party node operator, and control arrangements for the staked assets vary by staking method.

“Wallet” means software or hardware that holds private keys or seed phrases and allows a user to use those keys to interact with a blockchain network. Wallets can be software, hardware, or physical backups and can be custodial or non-custodial.

Terms Specific to TAO / Bittensor

“Alpha token” means the subnet-specific token under Dynamic TAO (dTAO) that a participant receives when staking TAO into that subnet’s automated market maker (AMM) pool; its price is set by the pool’s TAO/alpha reserves, and it can later be swapped back for TAO at the prevailing pool rate subject to AMM slippage. In addition, new alpha is emitted each block and split between the subnet’s reserve and participant incentives.

“Bittensor” means an open, decentralized protocol that incentivizes the creation and evaluation of digital commodities, commonly AI outputs, across many specialized markets called subnets. Bittensor runs on its base blockchain, Subtensor, and uses the TAO crypto asset for fees, staking, rewards, and governance.

“Emission(s)” means the issuance of new TAO by the protocol according to its supply schedule, which is allocated among subnets and participants under dTAO.

“Miner” (Bittensor) in the case of Bittensor, means a node that produces subnet outputs for evaluation by validators and earns rewards based on validator scoring and network rules.

“Opentensor Foundation” means the organization that stewards core Bittensor development and whose employees constitute the Triumvirate, which authors proposals for the Senate to approve under the current bicameral governance model.

“Proof-of-authority” means a consensus mechanism used in Bittensor materials to describe how the Subtensor blockchain adds and finalizes blocks through a permissioned set of pre-approved validator nodes (the “authority set”), rather than through proof-of-work or proof-of-stake processes. Bittensor may migrate to proof-of-stake in the future, but timing and effect are uncertain.

“Proof-of-Intelligence” means an incentive mechanism used in Bittensor materials to describe how Yuma Consensus rewards network participants for producing and evaluating useful outputs rather than expending computational work.

“Senate” means a group of delegates who have elected to participate in proposals, and who control a significant portion of total network stake. The Senate votes to approve or reject Triumvirate proposals.

“Staking” (Bittensor) in the case of Bittensor means the act of committing TAO to a validator or staking TAO into a subnet’s AMM pool to receive alpha tokens and participate in reward distributions. The Bittensor protocol does not impose a protocol-enforced unbonding period to access unstaked TAO, although specific service providers or operational setups may apply their own limits.

“Subnet” means an application-specific market within Bittensor in which certain participants produce outputs and others evaluate them. Each subnet has its own incentive rules and an internal alpha token economy.

“Subnet AMM Pool” means the on-chain automated market maker pool associated with a subnet that holds reserves of TAO and the subnet’s alpha token, accepts TAO staking into the subnet, and prices conversions between alpha and TAO.

“Subnet price” means the market-set parameter associated with a subnet’s AMM pool under dTAO that influences how newly issued TAO and alpha tokens are allocated and how TAO converts to alpha and back.

“Subtensor” means the Layer-1 blockchain that records Bittensor network activity, including transactions, subnet operations, staking, and reward allocations.

“TAO” means the native crypto asset of the Bittensor network used to pay transaction fees, stake or delegate to validators, create subnets, and participate in governance.

“Triumvirate” means a group of three Opentensor Foundation employees authorized to author network proposals under Bittensor’s current bicameral governance model.

“Validator” (Bittensor) in the case of Bittensor means a node that evaluates subnet miners’ outputs, assigns weights or scores, and participates in the on-chain reward calculation process. Validators can receive rewards tied to their stake and performance.

“Yuma Consensus” means the on-chain algorithmic process that is responsible for computing validator and miner emissions from validators' rankings of miners' performances.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, including the acquisition of Bittensor TAO as a treasury reserve asset, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 150,000,000 shares of common stock, par value $0.0001 per share. As of December 29, 2025, we had 7,448,343 shares of common stock outstanding and approximately 363 stockholders of record of our common stock.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation and our amended bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

The holders of our common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our board of directors from time to time may determine. To date, we have not paid dividends on our common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liabilities, accrued dividends and liquidation preferences, if any. Each outstanding share of our common stock is duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer, Inc.

Stock Exchange Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “TAOX.”

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Any or all of these rights may be greater than the rights of our common stock.

The shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Series A Preferred Stock

On January 13, 2021, our board of directors authorized the issuance of 100,000 shares of Series A Preferred Stock in connection with the adoption of a shareholder rights plan. The Series A Preferred Stock may be issued in fractions of one one-thousandth of a share upon the exercise by holders of our common stock of certain preferred share purchase rights pursuant to the Series A Registration Rights Agreement. Our board of directors authorized and declared a dividend to stockholders of record at the close of business on January 25, 2021, of one preferred share purchase right for each outstanding share of our common stock. The terms of the Series A Preferred Stock are governed by the Certificate of Designations of Series A Preferred Stock.

Series B Preferred Stock

On November 15, 2022, our board of directors authorized the issuance of up to 15,000 shares of Series B Preferred Stock in connection with the entry into the Series B Offering (defined below). On November 17, 2022, we entered into Series B Purchase Agreements with Series B Investors, pursuant to which we agreed to sell (i) an aggregate of 15,000 shares of Series B Preferred Stock and (ii) warrants to acquire up to an aggregate of 77,420 shares of common stock (the “Series B Offering”). We received total gross proceeds of approximately $15 million from the Series B Offering.

The terms of the Series B Preferred Stock were as set forth in the Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on November 21, 2022. We were required to redeem the Series B Preferred Stock in 15 equal monthly installments, commencing on June 1, 2023, and we issued an aggregate of 1,042,028 shares of common stock to redeem the Series B Preferred Stock.

The holders of our Series B Preferred Stock were entitled to dividends of 7% per annum, compounded monthly, which were payable in cash or shares of common stock at our option, in accordance with the terms of the Series B Certificate of Designations.

The Series B Preferred Stock matured on September 9, 2024, and no shares of Series B Preferred Stock remain outstanding.

Series C Preferred Stock

On September 8, 2024, our board of directors authorized the issuance of up to 5,000 shares of Series C Preferred Stock in connection with the entry into the Series C Offering (defined below). On September 10, 2024, we entered into the Series C Purchase Agreement with the Series C Investors, pursuant to which we agreed to sell to the Series C Investors (i) in a registered direct offering, an aggregate of 1,793 shares of Series C Preferred Stock, initially convertible into up to 448,250 shares of common stock and (ii) in a concurrent private placement, an aggregate of 3,207 shares of Series C Preferred Stock, initially convertible into up to 801,750 shares of common stock as well as Series C Warrants to acquire up to an aggregate of 1,250,000 shares of common stock (the “Series C Offering”).

The terms of the Series C Preferred Stock are as set forth in the Certificate of Designations of the Series C Convertible Preferred Stock (the “Series C Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on September 12, 2024. The Series C Preferred Stock is convertible into shares of common stock at the election of the holder at any time at the Series C Conversion Price (as defined in the Series C Certificate of Designations). The Series C Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Series C Conversion Price (subject to certain exceptions). We are required to redeem the Series C Preferred Stock in equal quarterly installments, commencing on October 31, 2024. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in the Series C Certificate of Designations).

The holders of the Series C Preferred Stock were entitled to dividends of 5% per annum, compounded quarterly, which were payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series C Certificate of Designations), the Series C Preferred Stock accrued dividends at the rate of 15% per annum. The holders of Series C Preferred Stock are entitled to vote with holders of our common stock as a single class on all matters that holders of common stock were entitled to vote upon, with the number of votes per Series C Preferred Stock equal to the stated value of such Series C Preferred Stock divided by the “Minimum Price” (as defined in Rule 5635 of the Listing Rules of the Nasdaq Stock Market) immediately prior to the date of the Series C Purchase Agreement.

The Series C Certificate of Designations includes certain Triggering Events (as defined in the Series C Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Series C Registration Rights Agreement and our failure to pay any amounts due to the holders of the Series C Preferred Stock when due. In connection with a Triggering Event, each holder of Series C Preferred Stock was able to require us to redeem in cash any or all of the holder’s Series C Preferred Stock at a premium set forth in the Series C Certificate of Designations.

As of the date hereof, the Series C Preferred Stock has been completely redeemed and, as a result, no shares of Series C Preferred Stock are outstanding.

Series D Preferred Stock

On June 8, 2025, our board of directors authorized the issuance of up to 5,500 shares of Series D Preferred Stock in connection with the entry into the Series D Offering (defined below). On June 9, 2025, we entered into a Series D Securities Purchase Agreements with Series D Investors pursuant to which we agreed to sell to the Series D Investors, in a private placement offering, (i) an aggregate of 5,500 shares of Series D Preferred Stock, initially convertible into up to 1,833,333 shares of common stock at an initial conversion price of $3.00 and (ii) warrants (the “Series D Warrants”) to purchase up to an aggregate of 1,833,333 shares of common stock (the “Series D Offering”).

The terms of the Series D Preferred Stock are as set forth in the form of the Certificate of Designations of the Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on June 9, 2025. The Series D Preferred Stock is convertible into shares of our common stock at the election of the holder at any time at an initial conversion price of $3.00. The Series D Conversion Price (as defined in the Series D Certificate of Designations) for shares of the Series D Preferred Stock is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Series D Conversion Price (subject to certain exceptions). We are required to redeem the Series D Preferred Stock in equal quarterly installments, commencing on September 30, 2025. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in the Series D Certificate of Designations).

The holders of the Series D Preferred Stock are entitled to dividends of 5% per annum, compounded quarterly, which are payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series D Certificate of Designations), the Series D Preferred Stock will accrue dividends at the rate of 15% per annum. The holders of Series D Preferred Stock are entitled to vote with holders of our common stock as a single class on all matters that holders of common stock are entitled to vote upon, with the number of votes per share of Series D Preferred Stock equal to the stated value of such share of Series D Preferred Stock divided by the then applicable conversion price; provided, however that in no event shall the then applicable Series D Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the date immediately prior to the date of the Series D Purchase Agreement.

Notwithstanding the foregoing, our ability to settle conversions is subject to certain limitations set forth in the Series D Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of our outstanding shares of common stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). Our stockholders approved the removal of this limitation at a special meeting on August 6, 2025. Further, the Series D Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of common stock issuable upon conversion of the Series D Preferred Stock or Series D Warrants.

The Series D Certificate of Designations includes certain Triggering Events (as defined in the Series D Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Series D Registration Rights Agreement and our failure to pay any amounts due to the holders of the Series D Preferred Stock when due. In connection with a Triggering Event, each holder of Series D Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series D Preferred Stock at a premium set forth in the Series D Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series D Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

As of the date hereof, 500 shares of Series D Preferred Stock remain outstanding.

Series E Preferred Stock

On October 13, 2025, our board of directors authorized the issuance of up to 11,000 shares of Series E Preferred Stock in connection with the entry into the Series E Offering (defined below). On October 13, 2025, we entered into a securities purchase agreement (the “Series E Purchase Agreement”) with Series E Investors pursuant to which we agreed to sell to the Series E Investors, in a private placement offering, (i) an aggregate of 11,000 shares of Series E Preferred Stock, initially convertible into up to 1,375,000 shares of common stock at an initial conversion price of $8.00 and (ii) warrants to purchase up to an aggregate of 1,375,000 shares of common stock (the “Series E Offering”).

The terms of the Series E Preferred Stock are as set forth in the form of the Certificate of Designations of the Series E Convertible Preferred Stock (the “Series E Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on October 15, 2025. The Series E Preferred Stock is convertible into shares of our common stock at the election of the holder at any time at an initial conversion price of $8.00. The Series E Conversion Price (as defined in the Series E Certificate of Designations) is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of shares of common stock, or securities convertible, exercisable or exchangeable for shares of common stock, at a price below the then-applicable Series E Conversion Price (subject to certain exceptions).

The holders of the Series E Preferred Stock are entitled to dividends of 7% per annum, compounded quarterly, which are payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series E Certificate of Designations), the Series E Preferred Stock will accrue dividends at the rate of 15% per annum. The holders of Series E Preferred Stock are entitled to vote with holders of our common stock as a single class on all matters that holders of common stock are entitled to vote upon, with the number of votes per share of Series E Preferred Stock equal to the stated value of such share of Series E Preferred Stock divided by the then applicable conversion price; provided, however that in no event shall the then applicable Series E Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the date immediately prior to the date of the Series E Purchase Agreement.

Notwithstanding the foregoing, our ability to settle conversions is subject to certain limitations set forth in the Series E Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than December 31, 2025. Further, the Series E Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of common stock issuable upon conversion of the Series E Certificate of Designations or Series E Warrants.

The Series E Certificate of Designations includes certain Triggering Events (as defined in the Series E Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Series E Registration Rights Agreement and our failure to pay any amounts due to the holders of the Series E Preferred Stock when due. In connection with a Triggering Event, each holder of Series E Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series E Preferred Stock at a premium set forth in the Series E Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series E Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

As of the date hereof, 11,000 shares of Series E Preferred Stock remain outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock is Pacific Stock Transfer, Inc.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

•	We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

As of December 29, 2025, we had the following warrants outstanding.

Purchase Warrants

In connection with the Spin-Off, we issued Series A warrants to purchase shares of common stock (the “Series A Warrants”), Series B warrants to purchase shares of common stock (the “Series B Warrants”), Series C warrants to purchase shares of common stock (the “Series C Warrants”) and Series D warrants to purchase shares of common stock (the “Series D Warrants” and together with the Series A Warrants, Series B Warrants and Series C Warrants, the “Spin-Off Warrants”), of which the following are outstanding as of September 30, 2025:

•	1,553 Series A Warrants to purchase up to 1,553 shares of common stock with an exercise price of $4,970 per share;

•	6,323 Series B Warrants to purchase up to 6,323 shares of common stock with an exercise price of $1,988 per share;

•	8,238 Series C Warrants to purchase up to 8,238 shares of common stock with an exercise price of $994 per share;

•	8,238 Series C Warrants to purchase up to 8,238 shares of common stock with an exercise price of $994 per share;

•	15,257 Series D Warrants to purchase up to 15,257 shares of common stock with an exercise price of $398 per share; and

•	1,375,000 Series E Warrants to purchase up to 1,375,000 shares of common stock with an exercise price of $8.00 per share;

In connection with a private placement financing in January 2021, we issued Series F warrants to purchase shares of common stock (the “Series F Warrants”), of which the following are outstanding as of September 30, 2025:

•	81,168 Series F Warrants to purchase up to 81,168 shares of common stock with an exercise price of $172.50 per share.

In connection with a private placement financing in June 2021, we issued the following Series G warrants to purchase shares of common stock (the “Series G Warrants”), of which the following are outstanding as of September 30, 2025:

•	62,940 Series G Warrants to purchase up to 62,940 shares of common stock with an exercise price of $212.75 per share.

The following summary of certain terms and provisions of the Spin-Off Warrants, the Series F Warrants and the Series G Warrants (together, the “Purchase Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the Purchase Warrants, the forms of which are filed as exhibits to our public reports filed with the SEC.

Duration

Each Purchase Warrant is immediately exercisable. The Spin-Off Warrants, the Series F Warrants and the Series G Warrants will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the Purchase Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Purchase Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Purchase Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants. No fractional shares of common stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Purchase Warrants, a registration statement registering the issuance of the shares of common stock underlying the Purchase Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Purchase Warrants.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Purchase Warrant following such fundamental transaction.

Transferability

Subject to applicable laws, a Purchase Warrant may be transferred at the option of the holder upon surrender of the Purchase Warrant together with the appropriate instruments of transfer.

Exchange Listing

The Purchase Warrants are not listed on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Purchase Warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Purchase Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Purchase Warrants.

In connection with the Series B Offering in November 2022, we issued the following Series B warrants to purchase shares of common stock (the “Series B Preferred Deal Warrants”), of which the following are outstanding as of September 30, 2025:

•	54,034 warrants to acquire up to an aggregate of 54,034 shares of common stock with an exercise price of $2.86 per share.

In connection with the Series C Offering in September 2024, we issued the following Series C warrants to purchase shares of common stock (the “Series C Preferred Deal Warrants”):

•	1,060,001 warrants to acquire up to an aggregate 1,060,001 shares of common stock with an exercise price of $3.00 per share.

In connection with a private placement financing in June 2025, we issued the following Series D warrants to purchase shares of common stock (the “Series D Preferred Deal Warrants”), of which the following are outstanding as of September 30, 2025:

•	1,833,334 warrants to acquire up to an aggregate of 1,833,334 shares of common stock with an exercise price of $3.00 per share.

The following summary of certain terms and provisions of the Series B Preferred Deal Warrants, the Series C Preferred Deal Warrants, the Series D Preferred Deal Warrants and the Series E Preferred Deal Warrants (together, the “Preferred Deal Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the Preferred Deal Warrants, the forms of which are filed as exhibits to our public reports filed with the SEC.

Duration

Each Preferred Deal Warrant is immediately exercisable and will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the Preferred Deal Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable conversion price (subject to certain exceptions), or similar events affecting our common stock and the exercise price.

Exercisability

The Preferred Deal Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Preferred Deal Warrants to the extent that the holder would own more than 4.99% or 9.99%, as applicable, of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants. No fractional shares of common stock will be issued in connection with the exercise of a Preferred Deal Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Preferred Deal Warrants, a registration statement registering the issuance of the shares of common stock underlying the Preferred Deal Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Preferred Deal Warrants.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Preferred Deal Warrants with the same effect as if such successor entity had been named in the Preferred Deal Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Preferred Deal Warrant following such fundamental transaction.

With respect to the Series C Preferred Deal Warrant, Series D Preferred Deal Warrant and Series E Preferred Deal Warrant, if a fundamental transaction occurs and the warrant holder asks for cash, the amount to be paid will be the greater of (i) the warrant’s Black Scholes Value (as defined in each respective Preferred Deal Warrant) or (ii) 125% of the calculated gain based on share value and exercise price. If the transaction isn’t controlled by the Company, the holder receives the same type of consideration as common shareholders of any Successor Entity (as defined in each respective Preferred Deal Warrant), valued at the Black Scholes Value.

Anti-Dilution

With respect to the Preferred Deal Warrants, the Conversion Price (as defined in each respective Certificates of Designations) is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable conversion price (subject to certain exceptions). The Company will be required to redeem the preferred stock in equal quarterly installments, commencing on the dates prescribed therein, with the exception of the Series E Preferred Stock. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in each respective Certificate of Designations, with the exception of the Series E Certificate of Designations).

Holders of the Series D Preferred Stock will be entitled to dividends of 5% per annum, compounded quarterly, which will be payable in cash. Holders of the Series E Preferred Stock will be entitled to dividends of 7% per annum, compounded quarterly, which will be payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in each respective Certificate of Designations), the preferred stock will accrue dividends at the rate of 15% per annum. The holders are entitled to vote with holders of the common stock as a single class on all matters that holders of common stock are entitled to vote upon, with the number of votes per preferred share equal to the stated value of such preferred share divided by the then applicable Conversion Price; provided, however that in no event shall the then applicable Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the date immediately prior to the execution of the respective securities purchase agreements.

Notwithstanding the foregoing, the Company’s ability to settle conversions is subject to certain limitations set forth in each respective Certificate of Designations, including, solely with respect to the Series E Certificate of Designations, a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of common stock in accordance with Nasdaq listing standards. With respect to the Series E Preferred Deal Warrant, the Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than December 31, 2025. Further, the Preferred Deal Warrants contain certain beneficial ownership limitations after giving effect to the issuance of shares of common stock issuable upon conversion of the Preferred Deal Warrants.

Transferability

Subject to applicable laws, a Preferred Deal Warrant may be transferred at the option of the holder upon surrender of the Preferred Deal Warrant together with the appropriate instruments of transfer.

Exchange Listing

The Preferred Deal Warrants are not listed on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Preferred Deal Warrants are currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Preferred Deal Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Preferred Deal Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Preferred Deal Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants to purchase 3,334 shares of our common stock (the “Pre-Funded Warrants”) issued in connection with the private placement financing that occurred in January 2021 and the Pre-Funded Warrants to purchase 2,651 shares of common stock issued in connection with the private placement financing that occurred in June 2021 is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our public reports filed with the SEC.

Duration and Exercise Price

Each Pre-Funded Warrant has an initial exercise price per share equal to $0.04. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in the private placement financings in January 2021 and June 2021 were also able to elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a “cashless exercise,” in which in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

The Pre-Funded Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Pre-Funded Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holders of the Pre-Funded Warrant shall be given the same choice as to the securities, cash or property they receive upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Broker Warrants

The Broker Warrants (defined below) consist of (i) warrants to purchase 206,057 shares of common stock with an exercise price of $6.90 per share that were issued in connection with the private placement financing in January 2021 (the “January 2021 Broker Warrants”), (ii) warrants to purchase 152,378 shares of common stock with an exercise price of $8.51 per share that were issued in connection with the private placement financing in June 2021 (the “June 2021 Placement Agent Warrants”), (iii) warrants to purchase 58,064 shares of common stock with an exercise price of $3.00 per share that were issued in connection with the private placement financing in November 2022 (the “November 2022 Placement Agent Warrants”), (iv) warrants to purchase 37,500 shares of common stock with an exercise price of $3.00 per share that were issued in connection with a registered direct and concurrent private placement in September 2024 (the “September 2024 Placement Agent Warrants”), (v) warrants to purchase 55,000 shares of common stock with an exercise price of $3.00 per share issued in connection with the private placement financing in June 2025 (the “June 2025 Placement Agent Warrants”) and (vi) warrants to purchase 55,000 shares of common stock with an exercise price of $8.00 per share that were issued in connection with the private placement financing in October 2025 (the “October 2025 Placement Agent Warrants” and, together with the January 2021 Broker Warrants, June 2021 Placement Agent Warrants, November 2022 Placement Agent Warrants, September 2024 Placement Agent Warrants and June 2025 Placement Agent Warrants, the “Broker Warrants”).

The Broker Warrants may be exercised on or prior to their respective expiration dates by delivery of a notice of exercise and the applicable purchase price. The January 2021 Broker Warrants expire on January 29, 2026 at 5:00 p.m. Eastern Time. The June 2021 Placement Agent Warrants expire on June 16, 2026 at 5:00 pm Eastern Time. The November 2022 Placement Agent Warrants expire on November 21, 2027 at 11:59 pm Eastern Time. The September 2024 Placement Agent Warrants expire on September 11, 2029 at 11:59 p.m. Eastern Time. The June 2025 Placement Agent Warrants expire on June 10, 2030 at 11:59 pm Eastern Time. The October 2025 Placement Agent Warrants expire on October 15, 2030 at 11:59 p.m. Eastern Time.

The purchase price under the Broker Warrants is payable by wire transfer or cashier’s check drawn on a United States bank. Additionally, the Broker Warrants may be exercised on a cashless basis, in which in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Broker Warrants.

This summary of certain terms and provisions of the Broker Warrants issued in connection with the private placement financings in January 2021, June 2021, November 2022, September 2024, June 2025 and October 2025 is not complete and is subject to, and qualified in its entirety by, the provisions of the January 2021 Broker Warrant and the June 2021 Placement Agent Warrants, the November 2022 Placement Agent Warrants, the September 2024 Placement Agent Warrants, the June 2025 Placement Agent Warrants and the October 2025 Placement Agent Warrants, the forms of which are filed as exhibits to our public reports filed with the SEC.

Consultant Warrants

On February 16, 2021, we issued the following warrants to Katalyst and GPN (the “February 2021 Warrants”):

•	35,000 warrants to purchase up to 35,000 shares of common stock with an exercise price of $11.46 per share; and

Pursuant to amended consulting agreements with Katalyst and GPN effective as of April 1, 2021, we issued the following warrants (the “April 2021 Warrants”):

•	7,000 warrants to purchase up to 7,000 shares of common stock with an exercise price of $8.80 per share.

In addition, on July 1, 2021, we issued the following warrants to Katalyst and GPN (the “July 2021 Warrants”):

•	10,300 warrants to purchase up to 10,300 shares of common stock with an exercise price of $9.76 per share.

In addition, on October 1, 2021, we issued the following warrants to Katalyst and GPN (the “October 2021 Warrants”):

•	10,300 warrants to purchase up to 10,300 shares of common stock with an exercise price of $9.30 per share.

In addition, on January 3, 2022, we issued an aggregate of 10,300 warrants to purchase up to 10,300 shares of common stock with an exercise price of $8.69 per share to Katalyst and GPN (the “January 2022 Warrants” and, together with the February 2021 Warrants, the April 2021 Warrant, the July Warrants and October 2021 Warrants, (the “Consultant Warrants”).

The following is a summary of certain key terms and provisions of the Consultant Warrants:

Duration

Each Consultant Warrant is immediately exercisable and will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the Consultant Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Consultant Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a Consultant Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of one warrant share.

Net Exercise

If the holder provides written notice at the time they exercise their Consultant Warrant that they elect to effect a “net exercise” of their Consultant Warrant, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Consultant Warrants.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Consultant Warrants with the same effect as if such successor entity had been named in the Consultant Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Consultant Warrant following such fundamental transaction.

Transferability

Subject to applicable laws, a Consultant Warrant may be transferred at the option of the holder upon surrender of the Consultant Warrant together with the appropriate instruments of transfer.

Exchange Listing

The Consultant Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Consultant Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Consultant Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Consultant Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Consultant Warrants.

In addition, on June 9, 2025, we issued the following warrants to Z-List Media, Inc. and James Altucher:

•	1,200,000 shares of common stock, consisting of: (i) a warrant to purchase up to 400,000 shares of common stock at an exercise price of $4.00 per share (the “First Tranche Warrant”), (ii) a warrant to purchase up to 200,000 shares of common stock at an exercise price of $6.00 per share (the “Second Tranche Warrant”), (iii) a warrant to purchase up to 200,000 shares of common stock at an exercise price of $8.00 per share (the “Third Tranche Warrant”) and (iv) a warrant to purchase up to 400,000 shares of common stock at exercise price of $12.00 per share (the “Fourth Tranche Warrant” and together the First Tranche Warrant, the Second Tranche Warrant and the Third Tranche Warrant, the “June 2025 Consultant Warrants”) with each warrant subject to exercisability, forfeiture and such other terms as set forth therein.

The following is a summary of certain key terms and provisions of the June 2025 Consultant Warrants:

Duration

Each of the June 2025 Consultant Warrants will expire on the fifth anniversary of their issuance. The exercise price and number of shares of common stock issuable upon exercise of the June 2025 Consultant Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

Pursuant to the terms of the June 2025 Consultant Warrants, the First Tranche Warrant is exercisable as follows: (i) 200,000 First Tranche Warrant shares of are immediately exercisable upon issuance and (ii) the remaining 200,000 First Tranche Warrant shares will be exercisable upon the retention of a mutually agreeable treasury manager. The Second Tranche Warrant shares will be exercisable on the 3-month anniversary of the date of issuance. The Third Tranche Warrant shares will be exercisable on the 6-month anniversary of the date of issuance. The Fourth Tranche Warrant shares will be exercisable on the one-year anniversary of the date of issuance.

The June 2025 Consultant Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the June 2025 Consultant Warrants. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of one warrant share.

Net Exercise

If the holder provides written notice at the time they exercise their June 2025 Consultant Warrants that they elect to effect a “net exercise” of their June 2025 Consultant Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the June 2025 Consultant Warrants.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the June 2025 Consultant Warrants with the same effect as if such successor entity had been named in the June 2025 Consultant Warrants itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable June 2025 Consultant Warrants following such fundamental transaction.

Transferability

Subject to applicable laws, the June 2025 Consultant Warrants may be transferred at the option of the holder upon surrender of the June 2025 Consultant Warrants together with the appropriate instruments of transfer.

Exchange Listing

The June 2025 Consultant Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the June 2025 Consultant Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the June 2025 Consultant Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the June 2025 Consultant Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their June 2025 Consultant Warrants.

In addition, on August 18, 2025, we issued an aggregate of 100,000 warrants to purchase up to 100,000 shares of common stock with an exercise price of $8.40 per share to OSS Capital LLC and Joseph Jacks (the “Jacks Consultant Warrants”), in connection with Mr. Jacks’ engagement as an advisor to our digital asset treasury strategy.

The following is a summary of certain key terms and provisions of the Jacks Consultant Warrants:

Duration

The Jacks Consultant Warrants will expire on the fifth anniversary of issuance. The exercise price and number of shares of common stock issuable upon exercise of the Jacks Consultant Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Jacks Consultant Warrants were exercisable immediately on the date of issuance.

The Jacks Consultant Warrants are exercisable, at the option of the holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the Jacks Consultant Warrants. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of one warrant share.

Net Exercise

If the holder provides written notice at the time they exercise the Jacks Consultant Warrants that they elect to effect a “net exercise” of the Jacks Consultant Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Jacks Consultant Warrants.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Jacks Consultant Warrants with the same effect as if such successor entity had been named in the Jacks Consultant Warrants itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the applicable Jacks Consultant Warrants following such fundamental transaction.

Transferability

Subject to applicable laws, the Jacks Consultant Warrants may be transferred at the option of the holder upon surrender of the Jacks Consultant Warrants together with the appropriate instruments of transfer.

Exchange Listing

The Jacks Consultant Warrants are not listed on any national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Jacks Consultant Warrants is currently listed on The Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Jacks Consultant Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Jacks Consultant Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Jacks Consultant Warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND

OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our Amended and Restated Certificate of Incorporation or our bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under Delaware law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person is prohibited from being indemnified.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer, in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted under Delaware law, no Company director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Our bylaws require indemnification, to the fullest extent permitted under Delaware law, of any person who is or was a director or officer of the Company or any of its direct or indirect wholly-owned subsidiaries and who is or was a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or any direct or indirect wholly-owned subsidiary of the Company, or is or was serving at our request as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, our bylaws provide that expenses incurred by or on behalf of a current or former director or officer in connection with defending any action, suit or proceeding will be advanced to the director or officer by us upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in our bylaws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

As permitted by Delaware law, our bylaws authorize us to purchase and maintain insurance to protect any director, officer, employee or agent against claims and liabilities that such persons may incur in such capacities.

Charter Documents

Our amended and restated certificate of incorporation and bylaws divide our board of directors into three classes with staggered three-year terms. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. Our classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of TAO Synergies and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated certificate of incorporation provides that, subject to the special rights of holders of one or more series of preferred stock, directors may be removed at any time, but only for cause by the affirmative vote of the holders of at least 75% of the voting power of all our outstanding voting stock.

Our amended and restated certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 75% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Our bylaws provide that a special meeting of our stockholders may be called only by our board of directors. Because our stockholders do not have the right to call a special meeting, our stockholders cannot force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors believed the matter should be considered and such stockholder would only be able to force consideration of such proposal at the next annual meeting, provided that the requestor met the notice requirements. The restriction on the ability of our stockholders to call a special meeting means that a proposal to replace one or more directors on our board of directors also could be delayed until the next annual meeting.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements of TAO Synergies as of December 31, 2024 and 2023 and for each of the years in the two year period ended December 31, 2024 incorporated by reference in this Registration Statement and prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Stephano Slack LLC, an independent registered public accounting firm for the year ended December 31, 2024 and Morison Cogen LLP, an independent registered public accounting firm for the year ended December 31, 2023, given on the authority of such firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.taosynergies.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025 and for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

•	our Current Reports on Form 8-K filed with the SEC on June 9, 2025, June 24, 2025, June 27, 2025, July 17, 2025, August 6, 2025, August 8, 2025, August 29, 2025, October 14, 2025 and December 19, 2025 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);

•	the description of our common stock contained in our Registration Statement on Form 8-A initially filed on June 4, 2021, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-40458.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

TAO Synergies Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (973) 242-0005

You may also access these documents on our website, www.taosynergies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

TAO Synergies Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC registration fee	$15,310
FINRA filing fee	$15,500
Printing and engraving expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	*

*	Fees depend on number of issuances and amount of securities sold and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

As permitted by Delaware law, our amended and restated certificate of incorporation limits or eliminates the personal liability of our directors to the maximum extent permitted by Delaware law.

Our bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with each of our current directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

We also maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

The above discussion of our amended and restated certificate of incorporation, our bylaws, our indemnification agreements with our current directors and executive officers and Sections 102 and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such amended and restated certificate of incorporation, such bylaws, such indemnification agreements and such statutes.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	FILED HEREWITH	INCORPORATED BY REFERENCE HEREIN FROM FORM OR SCHEDULE	FILING DATE	SEC FILE/ REG. NUMBER

1.1*	Form of Underwriting Agreement

4.1*	Form of Warrant Agreement

4.2*	Form of Warrant Certificate

4.3	Form of Senior Indenture		S-3	08/14/2025	333-289612

4.4	Form of Subordinated Indenture		S-3	08/14/2025	333-289612

4.5*	Form of Senior Debt Security

4.6*	Form of Subordinated Debt Security

4.7*	Form of Warrant Agreement and Warrant

4.8*	Form of Rights Agreement and Right Certificate

4.9*	Form of Unit Agreement and Unit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovksy and Popeo, P.C.		S-3	08/14/2025	333-289612

23.1	Consent of Stephano Slack LLC, independent registered public accounting firm	X

23.2	Consent of Morison Cogen LLP	X

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)		S-3	08/14/2025	333-289612

24.1	Power of attorney (included on the signature page)		S-3	08/14/2025	333-289612

25.1*	Statement of Trustee Eligibility

107	Filing Fee Table		S-3	08/14/2025	333-289612

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 2, 2026.

TAO SYNERGIES INC.

By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Director and Executive Chairman of the Board
Joshua N. Silverman	(Principal Executive Officer)	January 2, 2026

/s/ Robert Weinstein	Chief Financial Officer
Robert Weinstein	(Principal Financial Officer and Principal Accounting Officer)	January 2, 2026

* Bruce T. Bernstein	Director and Vice-Chairman of the Board	January 2, 2026

*	Director	January 2, 2026
William S. Singer

* Robert Ephron	Director	January 2, 2026

* By:	/s/ Robert Weinstein
Robert Weinstein
Attorney-In-Fact